Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Amendment No. 1 to registration statement on Form S-3 (Registration No. 333-21887) of our report dated February 12, 1997, on our audits of the consolidated financial statements and the financial statement schedule of First Industrial Realty Trust, Inc. and the combined financial statements of the Contributing Businesses which is included in the 1996 Annual Report on Form 10-K, our report, dated February 11, 1997 on our audit of the combined historical statement of revenues and certain expenses of the Acquisition Properties which is included in the Form 8-K dated February 12, 1997 and our report dated March 26, 1997 on our audit of the combined historical statement of revenues and certain expenses of the Lazarus Burman Properties which is included in the Form 8-K/A No. 1 filed April 10, 1997, and our report dated July 30, 1997 on our audit of the combined historical statement of revenues and certain expenses of the Punia Acquisition Properties which is included in the Form 8-K/A No. 1 filed September 4, 1997, and our report dated October 13, 1997 on our audit of the combined historical statement of revenues and certain expenses of the 1997 Acquisition I Properties which is included in the Form 8-K/A No. 2 filed October 16, 1997. We also consent to the reference to our firm under the caption "Experts."



                                     COOPERS & LYBRAND L.L.P


Chicago, Illinois
November 7, 1997